UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934
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FOREST LABORATORIES, INC.
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¦r ^^^ Welcome to our website. Here you can find information pertaining to Forest Laboratories, Inc. and our 2011
^^^* m Annual Meeting of Stockholders, which will be held on Thursday, August 13,2011 in New York, New York. i _^ The votes of Forest stockholders are very important at this critical juncture in the Company’s history.
\V ‘” 5$ ^^Hfil i^i iT^ Y°ur Board has nominated 10 highly qualified candidates to serve on Forest’s Board, including 7 incumbent
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^^^^^^~^^^^^^^^^™^^^^^~^^^ best interests of all Forest stockholders, and your Board urges you to vote FOR Forest’s entire slate by using the WHITE proxy card that you have received from Forest. You canfindvoting instructions, biographies of our nominees, relevant letters to stockholders, our proxy statement and any amendments or supplements to it. and other useful information on this website. We encourage you to read all the materials carefully.
Wethankyou for your support. & Press Releases >!fc Shareholder Letters \\A Presentations & Materials E=) SEC Filings
08.01.11 Forest Laboratories Sends Letter 03.01.11 August 1st Shareholder Letter 0B.0i.11 leahn’s August 5rd Claims Are OS.01.11 Updates to Website to Shareholders Filled With Misrepresentations
07.1S.11 July 1Sth Shareholder Letter OS.01.11 Forest Laboratories Sends Letter
07.29.11 Forest Laboratories Files Investor 07.2B.11 Forest Labs — A Leading. Pharma to Shareholders
Pre5entati°n ^^ £™M 07.2S.11 UcdBteifWMrtH 07.25.11 Letter from Dr. Jorge Gallardo.
Chairman of the Board. Almirall mofe > more >
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ml*.* r^ 08.01.2011 Updates to Website DEFA14A
... % -4b^£** I ‘ ^^^^3^” * 08.01.2011 Forest Laboratories Sends Letter to Shareholders DEFA14A
07 29 2011 Updates to Website DEFA14A 07.29.2011 Forest Laboratories Files Investor Presentation DEFA14A
07.28.2011 Forest Labs — A Leading Pharma Company DEFA14A 07.28.2011 Updates to Website DEFA14A
07 26 2011 Letter to Employees DEFA14A 07.19.2011 Updates to Website DEFA14A
07.19.2011 Excerpts from Q1 2012 Earnings Call DEFA14A 07.18.2011 Website and Letter to Shareholders DEFA14A
07.18.2011 Letter to Shareholders DEFA14A 07.18.2011 Letter to Employees DEFA14A
Forest Laboratories Announces Director Nominees for Election at 07.18.2011 DEFA14A
2011 Annual Meeting Forest Laboratories Files Definitive Proxy Materials for Annuai
07.18.2011 DEFA14A Meeting to Be Held on August 18. 2011
07.18.2011 Proxy Statement DEFC14A

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07.29.2011	Updates to Website	DEFA14A
07.29.2011	Forest Laboratories Files Investor Presentation	DEFA14A
07.28.2011	Forest Labs – A Leading Pharma Company	DEFA14A
07.28.2011	Updates to Website	DEFA14A
07.26.2011	Letter to Employees	DEFA14A
07.19.2011	Updates to Website	DEFA14A
07.19.2011	Excerpts from Q1 2012 Earnings Call	DEFA14A
07.18.2011	Website and Letter to Shareholders	DEFA14A
07.18.2011	Letter to Shareholders	DEFA14A
07.18.2011	Letter to Employees	DEFA14A
07.18.2011	Forest Laboratories Announces Director Nominees for Election at 2011 Annual Meeting	DEFA14A
07.18.2011	Forest Laboratories Files Definitive Proxy Materials for Annual Meeting to Be Held on August 18, 2011	DEFA14A
07.18.2011	Proxy Statement	DEFC14A
07.12.2011	Letter to our Shareholders	DEFA14A
07.08.2011	Preliminary Proxy Statement	PRER14A
06.21.2011	Preliminary Proxy Statement	PREC14A
06.20.2011	Letter to Employees	DEFA14A
06.13.2011	Forest Laboratories Receives Notice of Director Nominees	DEFA14A

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Date Title 07.25.2011 Letter from Dr. Jorq&Gallardo, Chairman of the Board, Aimirail
07182011 Letter from Peter M. Hecht, CEO, tronwood Pharmaceuticals 06232011 Letter from Lisa A, Rtckard, President. U.S. Chamber Institute for Legal Reform
06.15.2011 Letterfrom John J. Castellani. President and CEO. PhRMA 04.18.2011 Letterfrom Dr. Jochen Hiickmann. Shareholders’Council, Wen
Letterfrom Peter Clark, Office of Inspector General, Dept. of Health B Human 04.08.2011
Services News Reports
Date Title 05.05.2011 “Forest Firing — The government seeks to sack an innocent boss” — The Economist

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07.18.2011 Letter from Peter M. Hecht, CEO, tronwood Pharmaceuticals 06.23.2011 Letter from Lisa A, Rickard, President. U.S. Chamber Institute for Legal Reform
06.15.2011 Letter from John J. Castellani. President and CEO, PhRMA 04.18.2011 Letter from Dr. Jochen Huckmann. Shareholders’ CouncH. Men
Letter from Peter Clark, Office of Inspector General. Dept of Health S Human 04.08.2011
Services News Reports
Date Title 05.05.2011 ‘Forest Firing — The government seeks to sack an innocent bossri — The Economist
05.02.2011 “Kathleen SpiUer’-The Wall Street Journal 0429 2011 “The Government’s Power to Oust a C.E.O/’ — DealBook. The Mew York Times
0426 2011 “U.S. Effort to Remove Drug CEO Jolts Firms’’-The Wall Street Journal hfOME | PRESS RELEASES | SHAREHOLDER LETTERS | PRESENTATIONS &. MATERIALS | OUR NOMINEES | PROXY MATERIALS | SEC FILINGS | CONTACT
©2011 Forest Laboratories, Inc. Important Information

Forest Labs Icahn's August 3rd Claims Are Filled With Misrepresentations August 4, 2011

In His August 3rd Filing, Icahn: Asks Forest shareholders to ignore Denner's and Mulligan's obvious board conflicts Presents misleading conflict of interest data about Forest and other companies Uses misleading Forest share price performance data by selecting a completely arbitrary time frame and by designing his own new peer set Icahn either doesn't understand Forest's business or he is misrepresenting the facts. Either way, he does not deserve your vote.

Denner and Mulligan Are Conflicted Icahn doesn't challenge the fact that Biogen Idec and Amylin compete with Forest in important therapeutic areas Biogen Idec website: "We are interested in partnerships in our core therapeutic areas of neurology and other areas of high unmet need. In addition, we welcome products in acute care, including cardiovascular, hemophilia, infectious disease and other products in the hospital environment." (http://www.biogenidec.com/partnership_business_development.aspx?ID=5818) (emphasis added) Amylin website: "As Amylin continues to expand opportunities for its commercialized products in the near term, the company's mid and long-term R&D programs support a robust product development pipeline, focused on innovative new therapies for diabetes and obesity." (http://www.amylin.com/research/pipeline/) (emphasis added) Icahn's argument that Biogen Idec and Amylin do not currently market products that compete with Forest's misses the point - like all pharma companies, Forest must continually look for new opportunities to grow and manage patent expirations In the last two years alone, Forest has evaluated 215 potential products in areas where Biogen Idec and Amylin are actively searching for new business opportunities, including: Neurology (94) - including 14 Multiple Sclerosis products directly competitive with Biogen Idec's Avonex and Tysabri Acute Care (60) - including 17 Cardiovascular and 27 Infectious Disease products Diabetes (56) - including 8 GLP-1 based products directly competitive with Amylin's Byetta and Exanatide Obesity (5) Business development is integral to Forest and a crucial director responsibility If Denner and Mulligan were on Forest's board, they would be conflicted and unable to fulfill their duties to shareholders

Icahn Misrepresents Conflict of Interest Data Icahn erroneously states that Forest has no guidelines on "unacceptable conflicts." We believe that ALL conflicts are unacceptable Our guidelines regarding conflicts are clear and available on our website: "No Director shall serve as a director, officer or employee of a competitor of the Company." http://www.frx.com/about/Corporate_Governance_Guidelines.aspx "All employees, officers and directors of the Company must be scrupulous in avoiding any conflict of interest with regard to the Company's interests. A 'conflict of interest' exists whenever an individual's private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company." http://www.frx.com/about/Code_of_Business_Conduct.aspx Director candidate Coughlin does not have a conflict of interest Forest's Nominating Committee and full board carefully considered Coughlin's candidacy Covidien is primarily a medical device company. Less than 5% of its 2010A sales were derived from specialty pharmaceuticals(1) - the majority of which are generic, non-promoted drugs that do not compete with Forest products (compared to almost 100% branded drugs for Forest, Biogen Idec(2) and Amylin(3)) Icahn hopes you will believe that most pharma companies accept board conflicts Icahn vastly overstates the "data" by including board service on organizations such as a hospital, not-for-profit foundations, a skin care company, a retail pharmacy, healthcare information and medical device companies Potential director conflicts at other companies do not justify real conflicts at Forest Notes 1. Covidien plc Annual Report on Form 10-K for the period ended September 24, 2010 2. Biogen Idec, Inc. Annual Report on Form 10-K for the period ended December 31, 2010 3. Amylin Pharmaceuticals, Inc. Annual Report on Form 10-K for the period ended December 31, 2010

Icahn's Share Price Performance Data is Misleading Forest has presented consistent data demonstrating short- and long-term outperformance against both the S&P 500 and the AMEX Pharmaceutical Index (DRG) In contrast, Icahn: Opportunistically selects 7-year performance data and excludes the most recent quarter ended June 30 Designs his own "peer set" that is different from the one he used in his July 27th ISS presentation We believe significant, positive internal events have driven Forest's performance in 2011, none of which can be attributed to Icahn, including: Strong financial results in 4QFY11 and 1QFY12 Three product launches One product filing and another imminent filing Strong Phase III clinical study data Multiple business development deals Significant additional return of capital to shareholders

We have outperformed the most relevant indices - the S&P 500 and the DRG - over both the short-term and long-term Icahn Unfairly Criticizes our Share Price Performance Notes The AMEX Pharmaceutical Index (DRG) was developed on July 31, 1991 Price performance does not include dividends Price Performance (1)(2)

Research Analysts Respect Forest's Accomplishments Icahn has endorsed a research analyst who is an outlier with a long-held, consistently negative view of the Company. Most other Forest sell-side analysts disagree: Corey Davis, Jefferies Research, 5/16/11: "Best late stage pipeline in all biopharma - 5 drugs launch in next 2 years all with composition of matter patents. Will drive >30% EPS growth post F2013 trough." Ian Sanderson, Cowen Research, 10/18/10: "We believe Forest now boasts the deepest late-stage new drug pipeline in the specialty pharmaceuticals sector." Chris Schott, JPMorgan Research, 6/3/11: "Following the approval of DALIRESP and the acquisition of VIIBRYD earlier this year, and ahead of FDA filings for linaclotide and aclidinium, as well as several additional pipeline catalysts later this year, Forest is actively transitioning beyond the legacy of LEXAPRO and NAMENDA franchises." Catherine Arnold, Credit Suisse Research, 6/28/11: "A little bit goes a long way in the FRX P&L, the slightest increase in sales, prompts a dramatic rise in EPS...Meaningful increases in commercial investments are not needed beyond base costs, allowing for more positive contribution as sales rise." John Boris, Citi Research, 7/6/10: "The research organization is leveraged through its ability and capacity to conduct multiple rigorous clinical trials across a wide range of therapeutic areas, covering central nervous system, cardiovascular, gastro intestinal, anti-infective, respiratory, rheumatology and endocrinology." Annabel Samimy, Stifel Nicolaus, 4/19/11: "With five recent product approvals (BYSTOLIC, SAVELLA, TEFLARO, DALIRESP and VIIBRYD) from five different FDA divisions, along with two NDAs (aclidinium, linaclotide) for CY2011 and potentially two more for CY2012 (levomilnacipran, cariprazine), Forest's tuck-in licensing and acquisition activity over the past six years to replace LEXAPRO (CY2012) and NAMENDA (CY2015) is now beginning to materialize." Damien Conover, Morningstar Equity Research, 7/25/11: "Forest has a more than 30-year record of creating shareholder value, largely through licensing drugs. Given this, we have confidence that the company will invest its cash wisely. The company has committed to investing with a long-term view rather than appeasing impatient investors by chasing high-priced deals that could boost short-term results but fail to create long-term value for shareholders."

Important Additional Information Forward Looking Information Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to time in Forest Laboratories' Annual Reports on Form 10-K (including the Annual Report on form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings. Important Additional Information Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories' 2011 Annual Meeting. On July 18, 2011, Forest Laboratories filed its definitive proxy statement (as it may be amended, the "Proxy Statement") with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix B thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at Forest Laboratories' website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022. This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.